APPENDIX A

Funds and Classes as of December 2, 2016

Fund / Fund Family	Share Classes	Share Class Features(1)
		12b-1 Plan(2)	Front-End Sales Charge(3)	Contingent Deferred Sales Charge(3)	Redemption Fee
Swan Defined Risk Fund	A	✓	✓		None
	C	✓		✓	None
	I				None
	No-Load	✓			None
Footprints discover value fund	A	✓	✓		1.00%***
	C	✓			1.00%***
	I				1.00%***
	N	✓			1.00%***
Persimmon long/short fund	A	✓	✓		1.00%**
	C	✓		✓	1.00%**
	I				1.00%**

Good Harbor Funds

Good Harbor Tactical Core US Fund

Good Harbor Tactical Select Fund

Good Harbor Tactical Core Emerging Markets Fund

Good Harbor Tactical Core Developed Markets Fund

Good Harbor Tactical Equity Fund

Leland Currency Strategy Fund

Leland International Advantage Fund

Leland Thomson Reuters private Equity index Fund

Leland Thomson Reuters Venture Capital Index Fund

	A	✓			1.00%*
	C	✓		✓	1.00%*
	I				1.00%*
Pinnacle Funds Pinnacle Sherman Tactical Allocation Fund Pinnacle Sherman Multi-Strategy Fund	A	✓	✓		1.00%**
	C	✓		✓	1.00%**
	I				1.00%**

The Covered Bridge Fund	A	✓	✓		1.00%***
	C	✓		✓	1.00%***
	I				1.00%***
Tactical Asset Allocation Fund	A	✓	✓		1.00%*
	I				1.00%*
RESQ Funds RESQ Strategic Income Fund RESQ Dynamic Allocation Fund	A	✓	✓		2.00%*
	C	✓			2.00%*
	I				2.00%*
cane alternative strategies Fund	A	✓	✓		1.00%*
	C	✓		✓	1.00%*
	I				1.00%*
Issachar fund	N	✓			None
	I				None
Cozad small cap value fund	A	✓	✓		None
	N	✓			None
	I				None
Newfound Funds Newfound Risk Managed Global Sectors Fund Newfound Multi-Asset Fund Newfound Total Return Fund Newfound Risk Managed U.S. Sectors Fund	A	✓	✓		1.00%*
	c	✓			1.00%*
	I				1.00%*
HCM Tactical Growth Fund	A	✓	✓		1.00%*
	Investor	✓			1.00%*
	I				1.00%*
	R	✓			1.00%*
Counterpoint Funds Counterpoint Tactical Income Fund Counterpoint Tactical Equity Fund	A	✓	✓		None
	C	✓			None
	I				None
ACM Dynamic Opportunity Fund	A	✓	✓	✓	1.00%*
	I				1.00%*
Swan Funds Swan Defined Risk Emerging Markets Fund Swan Defined Risk Foreign Developed Fund Swan Defined Risk US Small Cap Fund	A	✓	✓		None
	C	✓		✓	None
	I				None

HCM Dividend Sector Plus Fund	A	✓	✓	1.00%*
	A1	✓	✓	1.00%*
	Investor	✓		1.00%*
	I	✓		1.00%*
	R	✓		1.00%*
United Masterworks Fund****	A	✓	✓	1.00%*
	N	✓		1.00%*
	I			1.00%*
Absolute Funds Absolute Capital Asset Allocator Fund Absolute Capital Defender Fund	A	✓	✓	None
	Investor	✓		None
	Institutional			None
Boyd Watterson Limited Duration Enhanced Income Fund	A	✓	✓	None
	C	✓		None
	R	✓		None
	Investor	✓		None
	I			None
	I2			None
Marathon Value Portfolio	Non Designated			None
The Teberg Fund	Non Designated	✓		None
HCM Income Plus Fund	A	✓		1.00%*
	Investor	✓		1.00%*

(1) The features and expenses of each share class are described in further detail in the respective Fund’s Prospectus.

(2) The distribution and shareholder servicing expenses of a share class are provided for in the Fund’s respective 12b-1 Plan.

(3) The sales charges associated with a share class are described further in the respective Fund’s Prospectus.

* As a % of amount redeemed if held less than 30 days.

** As a % of amount redeemed if held less than 60 days.

*** As a % of amount redeemed, if sold within 90 days.

**** Fund or share class has not commenced operations as of the date listed below.

IN WITNESS WHEREOF, the Trust has executed this amended Multi-Class Plan as of the 2nd day of December, 2016.

NORTHERN LIGHTS FUND TRUST III

By:  /s/ James P. Ash

James P. Ash, President